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Exhibit 10.22

Silicon Valley Bank

Amendment to Loan Documents

Borrower:	Hathaway Corporation
    Hathaway Systems Corporation
    Hathaway Process Instrumentation Corporation
    Hathaway Motion Control Corporation
    Hathaway Industrial Automation, Inc.
    Computer Optical Products, Inc.
EMOTEQ Corporation
Date:	July 10, 2002

        THIS AMENDMENT TO LOAN DOCUMENTS is entered into between SILICON VALLEY BANK ("Silicon") and the borrower named above (jointly and severally, "Borrower").

        The Parties agree to amend the Loan and Security Agreement between them, dated May 7, 1998 (the "Loan Agreement"), as follows, effective as of the date hereof. (Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Loan Agreement.)

        Borrower has advised Silicon that pursuant to the terms and conditions of that certain Stock Purchase Agreement dated July 8, 2002 among Motor Products—Owosso Corporation ("MP—Owosso"), Motor Products—Ohio Corporation ("MP—Ohio"), Owosso Corporation ("Owosso") and Hathaway Motion Control Corporation ("HMCC") (the "Acquisition Agreement"), HMCC will acquire all of the issued and outstanding capital stock of each of MP—Owosso and MP—Ohio (the "Acquisition").

        As a result of the Acquisition, the following are to occur: (i) Owosso will sell and transfer to HMCC all of the issued and outstanding capital stock of each of MP—Owosso and MP—Ohio, (ii) HMCC will pay to Owosso $11,500,000 in cash and issue in favor of Owosso a promissory note in the original principal amount of $300,000 (the "Note"), (iii) the Note will be guaranteed by the unsecured guaranty of Hathaway Corporation in favor of Owosso, and (iv) each of MP—Owosso and MP—Ohio will become a wholly-owned subsidiary of HMCC.

        The Borrower is prohibited from entering into the Acquisition pursuant to the terms of Section 5.5(ii) of the Loan Agreement, absent compliance with the terms of Section 5 of the Loan Agreement.

        1.    Limited Waiver re Acquisition.    Silicon and Borrower agree that the prohibition set forth in Section 5.5(ii) of the Loan Agreement is hereby waived with respect to the Acquisition only, and that Silicon hereby consents to the Acquisition in accordance with the terms described above subject to Borrower's sale of its power and process business (excluding the calibrator product line) as provided for in that certain Asset Purchase Agreement dated May 17, 2002 by and between Hathaway Systems Corporation, Hathaway Industrial Automation, Inc., Hathaway Process Instrumentation Corporation, Hathaway Systems, Ltd., Hathaway Corporation, Qualitrol Power Products, LLC and Danaher UK Industries Limited and Borrower's receipt therefrom of proceeds in the amount of at least $5,000,000. The parties hereto further acknowledge that notwithstanding anything to the contrary in the Acquisition Agreement, Silicon does not hereby consent to the granting of any lien or security interest by Borrower to Owosso in the Collateral. It is also understood by the parties hereto, however, that such waivers do not constitute a waiver of any other provision or term of the Loan Agreement or any related document, nor an agreement to waive in the future these covenants or any other provision or term of the Loan Agreement or any related document and that nothing herein is to be deemed a waiver of Silicon's right to require that MP—Owosso and MP—Ohio be made co-Borrowers under the Loan Agreement (if deemed necessary by Silicon Valley Bank in its discretion) and to require MP—Owosso and MP—Ohio to execute all documents related thereto deemed necessary by Silicon.

        2.    Modified Section 6.1.    Section 6.1 of the Loan Agreement is hereby amended in its entirety to read as follows:

    "6.1 Maturity Date. This Agreement shall continue in full force and effect until the maturity date set forth on the Schedule (the "Maturity Date"), subject to Section 6.3 below."

        3.    Modified Maturity Date.    Section 4 of the Schedule to Loan and Security Agreement is hereby amended to read as follows:

    "4. MATURITY DATE

    (Section 6.1): September 10, 2002, subject to early termination as provided in Section 6.2 above."

        4.    Modified Definition of Eligible Inventory.    The definition of "Eligible Inventory" which currently reads as follows:

    "Eligible Inventory" [NOT APPLICABLE]."

is hereby amended to read as follows:

    "Eligible Inventory" means Inventory which Silicon, in its sole judgment, deems eligible for borrowing, based on such considerations as Silicon may from time to time deem appropriate. Without limiting the fact that the determination of which Inventory is eligible for borrowing is a matter of Silicon's discretion, Inventory which does not meet the following requirements will not be deemed to be Eligible Inventory: Inventory which (i) consists of raw materials and finished goods, in good, new and salable condition which is not perishable, not obsolete or unmerchantable, and is not comprised of work in process, packaging materials or supplies; (ii) meets all applicable governmental standards; (iii) has been manufactured in compliance with the Fair Labor Standards Act; (iv) conforms in all respects to the warranties and representations set forth in this Agreement; (v) is at all times subject to Silicon's duly perfected, first priority security interest; and (vi) is situated at a one of the locations set forth on the Schedule."

        5.    Modified Credit Limit.    Section 1 of the Schedule, entitled "Credit Limit", is hereby amended to read as follows:

    "1. CREDIT LIMIT

    (Section 1.1): An amount not to exceed the lesser of a total of $3,000,000 at any one time outstanding (the "Maximum Credit Limit") or the sum of (a) and (b) below:

            (a)  80% of the amount of Borrower's Eligible Receivables (as defined in Section 8 above), plus

            (b)  an amount (the "Inventory Loans") not to exceed the lesser of:

              (1)  25% of the value of Borrower's Eligible Inventory (as defined in Section 8 above), calculated at the lower of cost or market value and determined on a first-in, first-out basis, or

              (2)  an amount equal to 30% of the Borrower's Eligible Receivables (as defined in Section 8 above), or

              (3)  $500,000.

            As used in this Agreement, "Loans" include the Inventory Loans.

    Letter of Credit Sublimit

    (Section 1.5): $500,000."

        6.    Amendment of Streamline Facility Agreement.    In the Streamline Facility Agreement, the paragraph immediately following paragraph 2, which currently reads as follows

    "Until March 31, 2000, the foregoing provisions (the "Streamline Provisions") shall remain in effect so long as the aggregate availability under the Credit Limit does not fall below $500,000 (the "Minimum Availability"), and, if the Minimum Availability does drop below $500,000, Borrower must repay the Loans within 5 business days thereof in an amount necessary to raise the Minimum Availability above $500,000. Beginning April 1, 2000, and continuing thereafter, the Streamline Provisions shall remain in effect so long as the aggregate availability under the Credit Limit does not fall below $750,000 (the "Minimum Availability"), and, if the Minimum Availability does drop below $750,000, Borrower must repay the Loans within 5 business days thereof in an amount necessary to raise the Minimum Availability above $750,000. If Borrower at any time fails to repay the Loans as set forth above in this paragraph, then at Silicon's sole discretion, the standard reporting requirements as set forth in the Loan Agreement shall immediately go into effect. Notwithstanding the foregoing, Silicon may, in its good faith business judgment, modify the frequency or format of the foregoing reporting requirements at any time."

is hereby deleted.

        7.    Modified Covenant Regarding Banking Relationship.    The covenant entitled "Banking Relationship" set forth in Section 9 of the Schedule to Loan and Security Agreement which currently reads as follows:

    "1.
    Banking Relationship. Borrower shall at all times maintain its primary banking relationship with Silicon."

is hereby amended to read as follows:

    "1.
    Banking Relationship. Borrower shall at all times maintain its primary banking relationship with Silicon. Without limiting the generality of the foregoing, Hathaway Corporation shall, at all times, maintain not less than 85% of its total cash and investments on deposit with Silicon. As to any Deposit Accounts and investment accounts maintained with another institution, Borrower shall cause such institution, within 30 days after the date of this Agreement, to enter into a control agreement in form acceptable to Silicon in its good faith business judgment in order to perfect Silicon's first-priority security interest in said Deposit Accounts and investment accounts."

        8.    Dissolution of Tate Integrated Systems, Inc.    Borrower represents and warrants to Silicon that Tate Integrated Systems, Inc. was dissolved pursuant to a Consent to Action by its Board of Directors dated December 20, 1999 and a Consent to Action by its Sole Shareholder dated December 20, 1999 and the Articles of Dissolution of Tate Integrated Systems, Inc. filed in the Office of the Colorado Secretary of State on February 17, 2000. Borrower represents and warrants that Tate Integrated Systems, Inc. does not and shall not carry on any business except as is appropriate to wind up and liquidate its business and affairs.

        9.    Representations True.    Borrower represents and warrants to Silicon that all representations and warranties set forth in the Loan Agreement, as amended hereby, are true and correct.

        10.    General Provisions.    This Amendment, the Loan Agreement, any prior written amendments to the Loan Agreement signed by Silicon and Borrower, and the other written documents and agreements between Silicon and Borrower set forth in full all of the representations and agreements of the parties with respect to the subject matter hereof and supersede all prior discussions, representations, agreements and understandings between the parties with respect to the subject hereof. Except as herein expressly amended, all of the terms and provisions of the Loan Agreement, and all other documents and agreements between Silicon and Borrower shall continue in full force and effect and the same are hereby ratified and confirmed.

Borrower:		Silicon:
HATHAWAY CORPORATION		SILICON VALLEY BANK
By		By
	President or Vice President	Title
By	Secretary or Ass't Secretary
Borrower:		Borrower:
HATHAWAY SYSTEMS CORPORATION		HATHAWAY PROCESS INSTRUMENTATION CORPORATION
By	President or Vice President	By	President or Vice President
By	Secretary or Ass't Secretary	By	Secretary or Ass't Secretary

Borrower:		Borrower:
HATHAWAY MOTION CONTROL CORPORATION		HATHAWAY INDUSTRIAL AUTOMATION, INC.
By	President or Vice President	By	President or Vice President
By	Secretary or Ass't Secretary	By	Secretary or Ass't Secretary
Borrower:		Borrower:
COMPUTER OPTICAL PRODUCTS, INC.		EMOTEQ CORPORATION
By	President or Vice President	By	President or Vice President
By	Secretary or Ass't Secretary	By	Secretary or Ass't Secretary

GUARANTOR'S CONSENT

        The undersigned acknowledges that his consent to the foregoing Agreement is not required, but the undersigned nevertheless does hereby consent to the foregoing Agreement and to the documents and agreements referred to therein and to all future modifications and amendments thereto, and any termination thereof, and to any and all other present and future documents and agreements between or among the foregoing parties. Nothing herein shall in any way limit any of the terms or provisions of the Continuing Guaranty of the undersigned, all of which are hereby ratified and affirmed.

Guarantor:		Guarantor:
HATHAWAY CORPORATION		HATHAWAY SYSTEMS CORPORATION
By	President or Vice President	By	President or Vice President
By	Secretary or Ass't Secretary	By	Secretary or Ass't Secretary

Guarantor:		Guarantor:
HATHAWAY PROCESS INSTRUMENTATION CORPORATION		HATHAWAY MOTION CONTROL CORPORATION
By	President or Vice President	By	President or Vice President
By	Secretary or Ass't Secretary	By	Secretary or Ass't Secretary
Guarantor:		Guarantor:
HATHAWAY INDUSTRIAL AUTOMATION, INC.		COMPUTER OPTICAL PRODUCTS, INC.
By	President or Vice President	By	President or Vice President
By	Secretary or Ass't Secretary	By	Secretary or Ass't Secretary
Guarantor:
EMOTEQ CORPORATION
By	President or Vice President
By	Secretary or Ass't Secretary

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  Exhibit 10.22
Amendment to Loan Documents